As filed with the Securities and Exchange Commission on September 15, 2006

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0876964
(State of Incorporation)	(IRS Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan

Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan

(Full title of each Plan)

Floyd C. Wilson

President and Chief Executive Officer

1100 Louisiana Suite 4400

Houston, Texas 77002

(832) 204-2700

(Name, address and telephone number of agent for service)

Copy to:

Dallas Parker

William T. Heller IV

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	3,000,000 shares	$10.58	$31,740,000	$3,397

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also being registered hereunder.
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the Nasdaq Global Select Market on September 12, 2006, $10.58. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of shares of the Company’s common stock issuable under the Plans.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

The contents of Registration Statement No. 333-117733 relating to the Petrohawk Energy Corporation (the “registrant”) 2004 Employee Incentive Plan and the Petrohawk Energy Corporation 2004 Non-Employee Director Incentive Plan (the “Plans”) filed by the registrant with the Securities and Exchange Commission (the “SEC”) on July 29, 2004, including all exhibits thereto as applicable, and Registration Statement No. 333-127011 relating to the increase in the number of shares being registered under the Plans filed by registrant with the SEC on July 29, 2005, including all exhibits thereto as applicable, are incorporated herein by reference pursuant to General Instruction E to Form S-8. Specifically, the following, which are incorporated by reference as “later-filed” documents into the registration statements described above, are incorporated herein by this reference:

•	The registrant’s annual report on Form 10-K (File No. 000-25717) for the fiscal year ended December 31, 2005, including the information incorporated by reference from our proxy statement, as amended, relating to our annual meeting of stockholders.

•	The registrant’s quarterly reports on Form 10-Q (File No. 000-25717) for the fiscal quarters ended March 31, 2006 and June 30, 2006.

•	The registrant’s current reports on Form 8-K (File No. 000-25717) as filed on January 31, 2006, February 2, 2006, February 9, 2006, March 3, 2006, April 21, 2006 (except for Item 7.01 and the related exhibit), May 18, 2006, June 23, 2006, June 28, 2006, June 29, 2006, July 11, 2006, July 17, 2006, July 28, 2006, August 17, 2006 and September 1, 2006 and the registrant’s amended current reports on Form 8-K/A (File No. 000-25717) as filed on January 5, 2006 and March 17, 2006.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The purpose of this Registration Statement is to register 2,800,000 additional shares of common stock of Petrohawk Energy Corporation for offer and sale pursuant to the Second Amended and Restated 2004 Employee Incentive Plan and 200,000 additional shares of common stock of Petrohawk Energy Corporation for offer and sale pursuant to the Second Amended and Restated 2004 Non-Employee Director Incentive Plan.

REQUIRED EXHIBITS, OPINIONS AND CONSENTS

Item 8.	Exhibits.

The following documents are filed as exhibits to this registration statement:

4.1	Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 4.1 to registrant’s registration statement on Form S-8 (Registration Statement No. 333-127011) filed with the SEC on July 29, 2005)

4.2	Amendment No. 1 to the Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.8 to registrant’s quarterly report on Form 10-Q filed with the SEC on August 9, 2006)

4.3	Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 4.2 to registrant’s registration statement on Form S-8 (Registration Statement No. 333-127011) filed with the SEC on July 29, 2005)

4.4	Amendment No. 1 to the Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 10.7 to registrant’s quarterly report on Form 10-Q filed with the SEC on August 9, 2006)

*5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

*23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs LLP.

*23.3	Consent of Deloitte & Touche LLP.

*23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Petrohawk Energy Corporation (formerly Beta Oil & Gas Corporation).

*23.5	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for KCS Energy, Inc.

*23.6	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

*24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 15th day of September, 2006.

PETROHAWK ENERGY CORPORATION

By:	/s/ FLOYD C. WILSON
Floyd C. Wilson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Petrohawk Energy Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Floyd C. Wilson and Shane M. Bayless, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date		Signature / Title

September 15, 2006	By:	/s/ FLOYD C. WILSON
Floyd C. Wilson Chairman of the Board, President, and Chief Executive Officer

September 15, 2006	By:	/s/ SHANE M. BAYLESS
Shane M. Bayless Executive Vice President, Chief Financial Officer, and Treasurer

September 15, 2006	By:	/s/ MARK J. MIZE
Mark J. Mize Vice President, Chief Accounting Officer, and Controller

September 15, 2006	By:	/s/ JAMES W. CHRISTMAS
James W. Christmas Vice Chairman and Director

Date		Signature / Title

September 15, 2006	By:	/s/ TUCKER S. BRIDWELL
Tucker S. Bridwell Director

September 15, 2006	By:	/s/ THOMAS R. FULLER
Thomas R. Fuller Director

September 15, 2006	By:	/s/ JAMES L. IRISH III
James L. Irish III Director

September 15, 2006	By:	/s/ GARY A. MERRIMAN
Gary A. Merriman Director

September 15, 2006	By:	/s/ ROBERT G. RAYNOLDS
Robert G. Raynolds Director

September 15, 2006	By:	/s/ ROBERT C. STONE, JR.
Robert C. Stone, Jr. Director

September 15, 2006	By:	/s/ CHRISTOPHER A. VIGGIANO
Christopher A. Viggiano Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 4.1 to registrant’s registration statement on Form S-8 (Registration Statement No. 333-127011) filed with the SEC on July 29, 2005)

4.2	Amendment No. 1 to the Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.8 to registrant’s quarterly report on Form 10-Q filed with the SEC on August 9, 2006)

4.3	Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 4.2 to registrant’s registration statement on Form S-8 (Registration Statement No. 333-127011) filed with the SEC on July 29, 2005)

4.4	Amendment No. 1 to the Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 10.7 to registrant’s quarterly report on Form 10-Q filed with the SEC on August 9, 2006)

*5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

*23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs LLP.

*23.3	Consent of Deloitte & Touche LLP.

*23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Petrohawk Energy Corporation (formerly Beta Oil & Gas Corporation).

*23.5	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for KCS Energy, Inc.

*23.6	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

*24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith